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                                                                    EXHIBIT 99.1

                               FORM OF PROXY CARD

                             THE ENSTAR GROUP, INC.
                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                      ANNUAL MEETING OF SHAREHOLDERS ON [     ]


      The undersigned hereby appoints Nimrod T. Frazer and Cheryl D. Davis, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Common Stock of The Enstar Group, Inc. ("Enstar") which the undersigned would be entitled to vote if
personally present at the Annual Meeting of Shareholders to be held on [      ],
at 9:00 a.m., local time, at Flowers Hall, Huntingdon College, at 1500 East Fairview Avenue, Montgomery, Alabama 36106, or at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the Annual Meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

(1) To approve the Agreement and Plan of Merger (the "merger agreement"), dated as of May 23, 2006, among Castlewood Holdings Limited, CWMS Subsidiary Corp. and Enstar, and the transactions contemplated by the merger agreement:

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

(2) To elect two (2) directors to three-year terms expiring at the annual meeting of shareholders in 2009 or until their successors are duly elected and qualified:

               [ ] FOR all nominees             [ ] WITHHOLD AUTHORITY to vote
                   (except as marked below          for all nominees listed
                   to the contrary)
                   T. Whit Armstrong
                   T. Wayne Davis

(INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE)

(3) To ratify the appointment of Deloitte & Touche LLP as independent auditors of Enstar to serve for 2006:

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN
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                           (Continued from other side)

THIS PROXY WILL BE VOTED AS INDICATED, BUT IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 and 3.



      Date:                         , 2006
           -------------------------                   -------------------------
                                                       Name:

      Please sign exactly as your name or names appear on this proxy. For more than one owner as shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer; if a partnership, please sign in partnership name by authorized person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

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